Exhibit 99.1
Oclaro (Formerly Bookham) Announces
Third Quarter Fiscal Year 2009 Results
SAN JOSE, Calif., – April 27, 2009 – Oclaro, Inc. (Nasdaq: OCLR), formerly Bookham, Inc. (Nasdaq: BKHM), a leading provider of optical components, modules and subsystems, today announced the financial results of Bookham, Inc. for the third quarter of its fiscal year 2009, ended March 28, 2009.
Third Quarter Fiscal 2009 GAAP Results
Revenues for the third quarter of fiscal 2009 were $47.0 million, compared to $50.2 million in the second quarter of fiscal 2009, and $59.7 million in the third quarter of fiscal 2008. Revenues in the third quarter of fiscal 2009 include $1.9 million recognized upon collection of cash from shipments made to Nortel Networks and a related contract manufacturer in the second quarter of fiscal 2009. An aggregate of $5.4 million in revenue related to shipments to these customers (including the $1.9 million recognized in this quarter), had been deferred from recognition as revenues in the second quarter of fiscal 2009 as payment was not deemed to be collectable at the time of shipment.
Gross margin for the third quarter of fiscal 2009 was 23 percent, compared to gross margin of 17 percent in the second quarter of fiscal 2009, and gross margin of 22 percent in the third quarter of fiscal 2008. Excluding the $1.9 million positive impact from the recognition of revenues on prior quarter shipments described above, gross margin for the third quarter of fiscal 2009 was 20 percent.
Net loss in the third quarter of fiscal 2009 was $13.3 million, or a net loss of $0.13 per share, compared with a net loss of $6.5 million, or a net loss of $0.06 per share, in the second quarter of fiscal 2009 and a net loss of $5.4 million, or a net loss of $0.05 per share, in the third quarter of fiscal 2008. The third quarter fiscal 2009 net loss includes $4.0 million from a non-cash charge for impairment of intangible assets and $3.7 million of expense for legal settlement and related costs. The second quarter fiscal 2009 net loss included a non-cash gain of $9.9 million from the translation to United States dollars of foreign currency denominated balances on the balance sheets of certain foreign subsidiaries and a non-cash charge of $7.9 million from an impairment of goodwill.
Cash, cash equivalents, short-term investments and restricted cash at March 28, 2009 were $38.3 million compared to $44.7 million at December 27, 2008.
Third Quarter Fiscal 2009 Non-GAAP Results
Adjusted EBITDA for the third quarter of fiscal 2009 was negative $0.7 million, compared to negative $3.3 million in the second quarter of fiscal 2009, and negative $1.1 million in the third quarter of fiscal 2008. Adjusted EBITDA for the third quarter of fiscal 2009 included a $1.9 million positive impact from the recognition of revenues on prior quarter shipments described above.
Non-GAAP gross margin was 24 percent in the third quarter of fiscal 2009, compared to 19 percent in the second quarter of fiscal 2009 and 23 percent in the third quarter of fiscal 2008. Non-GAAP gross margin in third quarter of fiscal 2009 excludes $0.3 million of stock based compensation. Excluding the $1.9 million positive impact from the recognition of revenues on prior quarter shipments described above, non-GAAP gross margin in the third quarter of fiscal 2009 would have been 21 percent.
Non-GAAP net loss for the third quarter of fiscal 2009 was $4.4 million, or non-GAAP net loss of $0.04 per share. This compares with a non-GAAP net income of $3.3 million or non-GAAP net income of $0.03 per share, in the second quarter of fiscal 2009 and a non-GAAP net loss of $3.4 million, or non-GAAP net loss of $0.03 per share, in the third quarter of fiscal 2008.
A reconciliation table of non-GAAP measures to the most comparable GAAP measures is included in the financial tables section of this release and further discussion of these measures is also included later in this release.
Non-cash stock-based compensation expense for the third quarter of fiscal 2009, second quarter of fiscal 2009 and third quarter of fiscal 2008 was $1.1 million, $1.0 million and $1.2 million, respectively.

“Despite the lower third quarter revenues that were driven by the economic downturn, we held our adjusted EBITDA close to break even,” said Alain Couder, president and CEO of Oclaro, Inc. “We continued to execute throughout our business as we positioned ourselves towards achieving our goal of profitability. Moving forward, we expect the merger with Avanex Corporation, which closed today, to further accelerate our progress towards profitability. Under our new corporate name, “Oclaro,” our combined companies are well positioned to leverage our complementary product portfolios, operational synergies and strong balance sheet to accelerate our progress to our long-term financial model.”
Fourth Quarter Fiscal 2009 Outlook
The results of Oclaro, Inc. for the fourth quarter of fiscal 2009, which ends June 27, 2009, and which include the results of Bookham Inc. for the full quarter and the results of Avanex Corporation from April 28, 2009 through June 27, 2009, are expected to be as follows:
•	Revenues in the range of $67 million to $75 million

•	Non-GAAP gross margin between 17 percent and 23 percent, which excludes stock-based compensation

•	Adjusted EBITDA in the range of negative $5.0 million to breakeven
The foregoing guidance is based on current expectations. This guidance is forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this release for a description of certain important risk factors that could cause actual results to differ, and refer to Ocarlo, Inc.’s (formerly Bookham Inc.) most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of the risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of goodwill and other long-lived assets, extraordinary items, as well as the expensing of equity-based awards under SFAS 123R.
Conference Call
Oclaro will report financial results for the third quarter of fiscal 2009 today at 2:30 p.m. PT/5:30 p.m. ET. To listen to the live conference call, please dial (480) 629-9677. A replay of the conference call will be available through May 4, 2009. To access the replay, dial (303) 590-3030. The conference code for the replay is 4058498. A webcast of this call will be available in the investors section of Oclaro’s website at www.oclaro.com. and/or www.bookham.com.
About Oclaro
Oclaro, with headquarters in San Jose, California, is a tier 1 provider of high performance optical components, modules and subsystems to the telecommunications market, and is one of the largest providers to metro and long haul network applications. Oclaro, the result of the combination of Bookham, Inc. and Avanex Corporation on April 27, 2009, leverages proprietary core technologies and vertically integrated product development to provide its customers with cost-effective and innovative optical devices, modules and subsystems. The company serves a broad customer base, combining in-house and outsourced manufacturing to maximize flexibility and drive improved gross margin. Its photonic technologies also serve selected potential high growth markets, including industrial, defense, life sciences, semiconductor, and scientific, with diversification providing both significant potential revenue streams and strategic technological advantage. Oclaro is a global company, with leading chip fabrication facilities in the UK, Switzerland and Italy, and manufacturing sites in the US, Thailand and China.
Oclaro and all other Oclaro product names and slogans are trademarks or registered trademarks of Oclaro, Inc. in the USA or other countries.
Safe Harbor Statement
This press release contains statements about management’s future expectations, plans or prospects of Oclaro, Inc. and its business that constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including all information under the caption “Fourth Quarter Fiscal 2009 Outlook” and including statements concerning (i) achieving profitability in the future, (ii) impact of the merger with Avanex Corporation on the progress of achieving the Company’s business plans, (iii) achievement and timing for achieving long-term financial models and (iv) statements containing the words “target,” “believe,”

“plan,” “anticipate,” “expect,” “estimate,” “will,” “should,” “ongoing,” “goal,” and similar expressions. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the impact of continued uncertainty in world financial markets and the resulting reduction in demand for our products, the future performance of Oclaro, Inc. following the closing of the merger with Avanex Corporation, our ability to effectively and efficiently integrate the Avanex operations with our operations, the inability to realize the expected benefits and synergies as a result of the of the merger with Avanex Corporation, increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, the lack of availability of credit or opportunity for equity based financing, as well as the factors described in Oclaro’s most recent registration statement on Form S-4, most recent annual report on Form 10-K, most recent quarterly reports on Form 10-Q and other documents we periodically file with the SEC. These factors include continued demand for optical components, changes in inventory and product mix, degradation in the exchange rate of the United States dollar relative to U.K., China and Switzerland currencies, as well as the Euro, and the continued ability of the Company to maintain requisite financial resources. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this presentation. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. However, Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release. Those forward-looking statements should not be relied upon as representing Oclaro’s views as of any date subsequent to the date of this presentation.
Non-GAAP Financial Measures
To provide investors with the opportunity to use the same financial metrics as management to evaluate the Company’s performance, the Company provides certain supplemental non-GAAP financial measures, including: 1) non-GAAP net income/loss excluding non-cash stock and option-based compensation, charges such as impairment and restructuring, income taxes, and expenses or income from certain legal actions, settlements and related costs outside the ordinary course of business; 2) a measure of Adjusted EBITDA, that also excludes these charges, plus, among others, the impact of net interest income/expense, depreciation and amortization, impairment of short-term investments and net foreign currency translation gain/loss; 3) non-GAAP operating loss that excludes amortization of intangible assets, non-cash stock and option-based compensation, charges such as impairment and restructuring, and expenses or income from certain legal actions, settlements and related costs outside the normal course of business; and 4) non-GAAP gross margin that excludes Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options; and certain other significant non-recurring one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. These are made available to investors to allow them the opportunity to use the same financial metrics as management to evaluate the Company’s performance. Oclaro also believes these non-GAAP measures enhance the comparability and transparency of results for the periods reported. These measures should be considered in addition to results prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), but should not be considered a substitute for, or superior to, GAAP results.
Non-GAAP Net Income/Loss
Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring and severance costs, non-cash compensation related to stock and options granted to employees and directors, income taxes, impairment charges and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company evaluates its performance using, among other things, non-GAAP net income/loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as impairment charges, income taxes, restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs, as well as non-cash compensation related to stock and options. Management does not believe these items are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP net income/loss.

The Company believes that providing non-GAAP net income/loss to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core financial performance. Additionally, non-GAAP net income/loss has historically been presented by the Company as a complement to net loss, thus increasing the consistency and comparability of the Company’s earnings releases. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP net income/loss should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP net income/loss used by other companies. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. A reconciliation of non-GAAP net income/loss to GAAP net income/loss is set forth in the schedules below.
Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring and severance, impairment, non-cash compensation related to stock and options, expenses or income from certain legal actions, settlements and related costs outside our normal course of business and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company uses Adjusted EBITDA in evaluating the Company’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from the Company’s core operations. The Company believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented.
Management does not believe the excluded items are reflective of the Company’s ongoing operations and accordingly excludes those items from Adjusted EBITDA. The Company believes that providing Adjusted EBITDA to its investors, in addition to corresponding GAAP cash flow measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions that impact the Company’s cash position and understanding how the cash position may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core cash position.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) in the United States. Adjusted EBITDA should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. A reconciliation of Adjusted EBITDA to GAAP net income/loss is set forth in the financial schedules section below.
Non-GAAP Gross Margin Rate
Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options; and certain other significant non-recurring one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below.
The Company evaluates its performance using non-GAAP gross margin rate to assess the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, management excludes from “core operating performance” those items such as non-cash compensation related to stock and options; and certain other significant non-recurring one-time charges and credits specifically identified. Management does not believe these items are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP gross margin rate.
The Company believes that providing non-GAAP gross margin rate to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core financial performance. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP gross margin rate should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP gross margin rate used by other companies. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. A reconciliation of non-GAAP gross margin rate to GAAP gross margin rate is set forth in the schedules below.
Non-GAAP Operating Loss
Non-GAAP operating loss is calculated as operating loss as determined in accordance with GAAP excluding the impact of amortization of intangible assets, restructuring and severance costs, non-cash compensation related to stock and options granted to employees and directors, impairment charges, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company evaluates its performance using, among other things, non-GAAP operating loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, management excludes from “core operating performance” those items such as restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairment charges, as well as non-cash compensation related to stock and options. Management does not believe these items are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP operating loss.
The Company believes that providing non-GAAP operating loss to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core financial performance. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP operating loss should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP operating loss used by other companies. The GAAP measure most directly comparable to non-GAAP operating loss is operating loss. A reconciliation of non-GAAP operating loss to GAAP operating loss is set forth in the schedules below.
Furthermore, similar non-GAAP measures to those referenced above have historically been presented by the Company as a complement to its GAAP presentation. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
Stock-Based Compensation

The Company incurs certain non-cash expenses, which are included in its GAAP statement of operations, for stock-based compensation in accordance with the requirements of SFAS No. 123R, Share-Based Payment. The Company excludes this item, for the purposes of calculating non-GAAP net income (loss), Adjusted EBITDA, non-GAAP gross margin rate and non-GAAP operating loss when it evaluates the continuing core operational performance of the Company. The Company believes that these amounts do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.
Restructuring and Severance Activities
The Company has incurred expenses, which are included in its GAAP statement of operations, primarily due to the write-down of certain property and equipment that has been identified for disposal, workforce related charges such as severance, benefits and employee relocation costs related to formal restructuring plans, termination costs and building costs for facilities not required for ongoing operations, and costs related to the relocation of certain facilities and equipment from buildings which the Company has disposed of or plans to dispose of. The Company excludes these items, for the purposes of calculating non-GAAP net income/loss, Adjusted EBITDA and non-GAAP operating loss, when it evaluates the continuing operational performance of the Company. The Company does not believe that these items reflect expected future operating expenses nor does it believe that they provide a meaningful evaluation of current versus past core operational performance.
Certain Legal Actions, Settlement and Related Costs
In the second and third quarters of fiscal 2009, the Company recorded expenses of $0.3 million and $3.7 million, respectively, related to the settlement of outstanding litigation with JDS Uniphase Corporation on April 10, 2009. Of these amounts, $3.0 million is paid or payable to JDS Uniphase and $1.0 million relates to legal costs incurred by the Company related to this litigation. In the first quarter of fiscal 2009, the Company recorded a gain of $0.2 million, net of costs incurred, related to the settlement of a legal action against a third party in connection with land sold by the Company in 2006, net of insurance recoveries, both of which are included in its GAAP statement of operations. The Company excludes these items for the purposes of calculating non-GAAP net income/loss, Adjusted EBITDA and non-GAAP operating loss when it evaluates the continuing performance of the Company. The Company does not believe that these items reflect expected future expenses nor does it believe they provide a meaningful evaluation of current versus past core operational performance.
Amortization of Intangible Assets
In connection with the purchase accounting for its acquisition of numerous companies and businesses Company recorded intangible assets which are being amortized to operating expenses over their useful lives. The Company excludes the amortization of intangible assets for the purposes of calculating non-GAAP operating loss and Adjusted EBITDA when it evaluates the continuing core operational performance of the Company. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.
Foreign Currency Translation Gains/Losses
The Company records gains and losses related to the translation of intercompany balances denominated in currencies other than the functional currencies of the Company’s local legal entities, the translation of certain other ending balance sheet accounts denominated in currencies other than the functional currencies of the Company’s local legal entities, and contracts entered into to mitigate the exposure to these translation gains and losses. The Company excludes this item, for the purposes of calculating Adjusted EBITDA, when it evaluates the cash usage and prospective cash usage of the Company. Management does not believe this excluded item is reflective of its ongoing operations.

Goodwill and Intangibles Impairment
As part of the Company’s preparation of its financial statements for the second quarter of fiscal 2009, the Company determined that the value of its goodwill was impaired. During the second fiscal quarter, there was a decline in the revenue forecasts for the optical components industry, with a corresponding reduction in the Company’s market capitalization and revenue projections. These were some of the factors that triggered the impairment of goodwill. Based on the results of a preliminary evaluation, the Company recorded a non-cash impairment charge of $7.9 million in the second quarter of fiscal 2009. During the third quarter of fiscal 2009, the Company completed its full evaluation of the impairment analysis for goodwill, which indicated that the goodwill of $7.9 million was fully impaired. The impairment will not result in any current or future cash expenditures.
During the third quarter of fiscal 2009, in conjunction with the full evaluation of goodwill impairment, the Company also evaluated the fair value of certain intangible assets. Based on this testing, the Company recorded a non-cash impairment charge of $4.0 million in its third quarter statement of operations to recognize impairment of certain intangible assets.
The Company excludes these items for the purposes of calculating non-GAAP net income/loss, Adjusted EBITDA and non-GAAP operating loss when it evaluates the continuing performance of the Company. The Company does not believe that these items reflect expected future expenses nor does it believe they provide a meaningful evaluation of current versus past core operational performance.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating loss is operating loss. A reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.
Oclaro, Inc. Contact
Jerry Turin
Chief Financial Officer
(408) 383-1400
ir@oclaro.com
Investor and Media Contact
Jim Fanucchi
Summit IR Group Inc.
(408) 404-5400
ir@oclaro.com

BOOKHAM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	March 28, 2009	June 28, 2008
ASSETS
Current assets:
Cash and cash equivalents	$31,831	$32,863
Short-term investments	5,936	17,845
Restricted cash	514	1,154
Accounts receivable, net	35,542	45,665
Inventories	56,089	59,612
Prepaid expenses and other current assets	3,436	6,007

Total current assets	133,348	163,146

Goodwill	—	7,881
Other intangible assets, net	1,789	7,829
Property and equipment, net	31,029	32,962
Other non-current assets	1,220	272

Total assets	$167,386	$212,090

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,577	$21,501
Accrued expenses and other liabilities	20,842	20,789

Total current liabilities	35,419	42,290

Other long-term liabilities	3,028	1,336
Deferred gain on sale-leaseback	13,628	19,402

Total liabilities	52,075	63,028

Stockholders’ equity:
Common stock	1,009	1,007
Additional paid-in capital	1,166,735	1,163,598
Accumulated other comprehensive income	24,695	44,036
Accumulated deficit	(1,077,128)	(1,059,579)

Total stockholders’ equity	115,311	149,062

Total liabilities and stockholders’ equity	$167,386	$212,090

BOOKHAM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 28,	December 27,	March 29,
	2009	2008	2008
Revenues	$46,992	$50,204	$59,703
Cost of revenues	36,103	41,499	46,320

Gross profit	10,889	8,705	13,383

Operating expenses:
Research and development	6,215	6,897	7,570
Selling, general and administrative	9,246	8,974	11,711
Amortization of intangible assets	264	444	667
Restructuring and severance charges	60	482	672
Legal settlements	3,705	308	54
Gain on sale of property and equipment	(16)	(8)	(596)
Impairment of goodwill and other intangible assets	4,034	7,881	—

Total operating expenses	23,508	24,978	20,078

Operating loss	(12,619)	(16,273)	(6,695)
Other income (expense):
Other expense	(5)	(95)	—
Interest income	70	209	414
Interest expense	(109)	(132)	(97)
Foreign currency translation gain (loss), net	(599)	9,866	995

Total other income (expense)	(643)	9,848	1,312

Loss before income taxes	(13,262)	(6,425)	(5,383)
Income tax provision	19	36	17

Net loss	$(13,281)	$(6,461)	$(5,400)

Net loss per share:
Basic	$(0.13)	$(0.06)	$(0.05)
Diluted	$(0.13)	$(0.06)	$(0.05)
Shares used in computing net loss per share:
Basic	100,420	100,339	99,316
Diluted	100,420	100,339	99,316

Stock-based compensation included in the following:
Cost of revenues	$290	$284	$380
Research and development	236	222	243
Selling, general and administrative	536	518	611

Total	$1,062	$1,024	$1,234

BOOKHAM, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 28,	December 27,	March 29,
	2009	2008	2008
Reconciliation of GAAP net loss to non-GAAP net income (loss) and adjusted EBITDA:
GAAP net loss	$(13,281)	$(6,461)	$(5,400)
Stock-based compensation	1,062	1,024	1,234
Restructuring and severance charges	60	482	672
Legal settlements	3,705	308	54
Income tax provision	19	36	17
Impairment of goodwill and other intangible assets	4,034	7,881	—

Non-GAAP net income (loss)	(4,401)	3,270	(3,423)

Depreciation expense	2,849	2,831	2,966
Amortization expense	264	444	667
Impairment of short-term investments	—	106	—
Interest income (expense), net	39	(77)	(317)
Foreign currency translation (gain) loss, net	599	(9,866)	(995)

Adjusted EBITDA	$(650)	$(3,292)	$(1,102)

Non-GAAP net income (loss) per share:
Basic	$(0.04)	$0.03	$(0.03)
Diluted	$(0.04)	$0.03	$(0.03)
Shares used in computing Non-GAAP net income (loss) per share:
Basic	100,420	100,339	99,316
Diluted	100,420	100,339	99,316

Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$10,889	$8,705	$13,383
Stock compensation included in cost of revenues	290	284	380
One-time costs of transferring photonics operations	—	377	—

Non-GAAP gross profit	$11,179	$9,366	$13,763

GAAP gross margin rate	23.2%	17.3%	22.4%
Non-GAAP gross margin rate	23.8%	18.7%	23.1%

Reconciliation of GAAP operating loss to non-GAAP operating loss:
GAAP operating loss	$(12,619)	$(16,273)	$(6,695)
Stock-based compensation	1,062	1,024	1,234
Restructuring and severance charges	60	482	672
Legal settlements	3,705	308	54
Amortization of intangible assets	264	444	667
Impairment of goodwill and other intangible assets	4,034	7,881	—

Non-GAAP operating loss	$(3,494)	$(6,134)	$(4,068)